Exhibit 99.1

Vista Outdoor Announces Completion of CSG Transaction

Follows Receipt of Overwhelming Support from Stockholders

Revelyst Will Begin Trading on the New York Stock Exchange Under Ticker “GEAR” Today; SVP Transaction to Acquire Revelyst on Track to Close by January 2025

ANOKA, Minn. – November 27, 2024 – Vista Outdoor Inc. (“Vista Outdoor” or “the Company”) (NYSE: VSTO) today announced the completion of the sale of The Kinetic Group to Czechoslovak Group a.s. (“CSG”) (the “CSG Transaction”), following receipt of stockholder approval at the Company’s special meeting of stockholders on November 25, 2024. Under the terms of the merger agreement for the CSG Transaction, Vista Outdoor stockholders will receive $25.75 in cash and one share of Revelyst common stock for each share of Vista Outdoor common stock they hold.

“The completion of our sale of The Kinetic Group to CSG marks a significant milestone for our company and represents the successful culmination of our Board’s tireless efforts and robust process to deliver maximum value for stockholders,” said Michael Callahan, Chairman of the Vista Outdoor Board of Directors. “We are confident our leading ammunition brands will be well positioned under CSG’s ownership given its expertise in supply chain management and ammunition manufacturing, along with its shared commitment to expanding U.S. manufacturing and supporting NATO and allied nations. We also believe the transaction will create new opportunities for our dedicated employees and position The Kinetic Group for future growth and success.”

“We are pleased to complete the transaction with Vista Outdoor and look forward to welcoming The Kinetic Group’s talented team to the CSG family,” said Michal Strnad, CEO of CSG. “The Kinetic Group has a strong portfolio of leading ammunition brands, and we are confident our partnership will drive continued growth and innovation, as we deliver high quality ammunition products to customers and create long-term value together.”

Revelyst Will Begin Trading on NYSE Today; SVP Transaction on Track to Close by January 2025

Today, Revelyst will begin trading on the New York Stock Exchange under the ticker “GEAR”. On October 4, 2024, Vista Outdoor entered into a definitive agreement under which funds managed by Strategic Value Partners, LLC (together and its affiliates, “SVP”) will acquire Revelyst in an all-cash transaction based on an enterprise value of $1.125 billion (the “SVP Transaction”). With the successful completion of the CSG Transaction, the SVP Transaction is expected to close by January 2025, subject to the receipt of necessary regulatory approvals and satisfaction of other customary closing conditions. Following the closing of the SVP Transaction, Revelyst will cease trading on the New York Stock Exchange.

“The closing of the CSG Transaction represents another important step towards unlocking the potential of Revelyst with SVP,” said Revelyst CEO Eric Nyman. “We look forward to delivering significant value to our stockholders through the transaction and benefitting from SVP’s investment and expanded resources as we further our market leading position in the outdoor recreation industry. Until the SVP Transaction closes, we remain focused on advancing our strategic objectives, accelerating our GEAR UP efforts and delivering innovative, top-tier products to outdoor enthusiasts.”

Morgan Stanley & Co. LLC is acting as sole financial adviser to Vista Outdoor and Cravath, Swaine & Moore LLP is acting as legal adviser to Vista Outdoor. Moelis & Company LLC is acting as sole financial adviser to the independent directors of Vista Outdoor and Gibson, Dunn & Crutcher LLP is acting as legal adviser to the independent directors of Vista Outdoor.

About Vista Outdoor Inc.
Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Our reporting segments, Outdoor Products and Sporting Products, provide consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. For news and information, visit our website at www.vistaoutdoor.com.

Forward Looking Statement

Some of the statements made and information contained in this press release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: Vista Outdoor Inc.’s (“Vista Outdoor”, “we”, “us” or “our”) plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the previously announced transaction among Vista Outdoor, Revelyst, Inc., CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. (the “CSG Transaction”) and risks related to the previously announced transaction among Vista Outdoor, Revelyst, Olibre LLC and Cabin Ridge, Inc. (the “SVP Transaction”) including (i) the possibility that any or all of the various conditions to the consummation of the CSG Transaction or the SVP Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (ii) the possibility that competing offers or acquisition proposals may be made, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the CSG Transaction or the SVP Transaction, including in circumstances which would require Vista Outdoor or Revelyst, as applicable, to pay a termination fee, (iv) the effect of the announcement or pendency of the CSG Transaction or the SVP Transaction on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, vendors, service providers and others with whom we do business, or our operating results and business generally, (v) risks related to the CSG Transaction or the SVP Transaction diverting management’s attention from our ongoing business operations, (vi) that the CSG Transaction or the SVP Transaction may not achieve some or all of any anticipated benefits with respect to either business segment and that the CSG Transaction or the SVP Transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all, and (vii) that the consideration paid to Revelyst stockholders in connection with the SVP Transaction cannot be determined until the consummation of the SVP Transaction as it is subject to certain adjustments related to the net cash of Revelyst as of the closing of the SVP Transaction and the management team’s current estimate of the consideration may be higher or lower than the actual consideration paid to Revelyst stockholders in connection with the SVP Transaction due to the actual cash flows prior to the closing of the SVP Transaction or other factors; impacts from the COVID-19 pandemic on our operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; our association with the firearms industry, others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; our debt covenants may limit our ability to complete acquisitions, incur debt, make investments, sell assets, merge or complete other significant transactions; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the conflict in the Gaza strip, the COVID-19 pandemic or another pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers.

You are cautioned not to place undue reliance on any forward-looking statements we make, which are based only on information currently available to us and speak only as of the date hereof. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2024, and in the filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

Contacts

Investor Contact:
Tyler Lindwall
Phone: 612-704-0147
Email: investor.relations@vistaoutdoor.com

Media Contact:
Eric Smith
Phone: 720-772-0877
Email: media.relations@vistaoutdoor.com